(1)  Previous Independent
Accountants
(i)  On January
25, 2001, Ernst & Young LLP
resigned as the Registrant's
independent accountants.
(ii) For the
Registrant's two most recent fiscal
years ended September 30, 2000 and
September 30, 1999, respectively,
preceding Ernst & Young LLP's
resignation,
Ernst & Young LLP's reports on the
financial statements of the
Corporation contained no adverse
opinions or disclaimers of opinion
and were not qualified or modified
as to uncertainty, audit scope or
accounting principles.
(iii)     For the two
most recent fiscal years preceding
Ernst & Young LLP's resignation
and through January 25, 2001, there
were no disagreements with Ernst &
Young LLP on any matter of
accounting principles or practices,
financial statement disclosure or
auditing scope or procedure,
which disagreements if not resolved
to the satisfaction of Ernst & Young
LLP would have caused them to
make reference thereto in their report
on the financial statements for such
years.
(iv) There were no
reportable events (as given by Item
304(a)(1)(v) of Regulation S-K),
during the two most recent fiscal
years preceding the resignation of
Ernst & Young LLP and through
January 25, 2001.
(2)  Newly Engaged
Independent Accountants
(i)  The Registrant
engaged PricewaterhouseCoopers
LLP as its new independent
accountants as of January 25, 2001.
This engagement was approved by
the Registrant's Audit Committee of
the Board of Directors.
During the two most recent fiscal
years and through January 25, 2001,
neither the Registrant nor anyone
acting on its behalf consulted with
PricewaterhouseCoopers LLP
concerning:
(i) the application of accounting
principles to a specified transaction,
either completed or proposed;
(ii) the type of audit opinion that
might be rendered on the
Corporation's financial statements;
or
(iii) any matter that was either the
subject of a disagreement (as defined
in  Item 304(a)(1)(iv) of Regulation
S-K and the related instructions to
such item) or a reportable event (as
described in Item 304(a)(1)(v) of
Regulation S-K.